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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016
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PHYSICIANS REALTY TRUST
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

309 N. Water Street, Suite 500 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 2.01.    Completion of Acquisition or Disposition of Assets.

On May 11, 2016, Physicians Realty Trust (the “Company”), through subsidiaries of its operating partnership, Physicians Realty L.P. (the “Operating Partnership”), completed the acquisition of 26 properties (the “First Closing Properties”) from certain subsidiaries and affiliates of Catholic Health Initiatives (“CHI”) for an aggregate purchase price of approximately $324 million, which was funded with $288 million of proceeds from the Company’s public offering of common shares of the Company, which closed on April 11, 2016, and the balance from borrowings under the Company’s unsecured revolving credit facility. The First Closing Properties were purchased pursuant to purchase agreements entered into on April 5, 2016 and May 11, 2016 by the Operating Partnership and certain subsidiaries and affiliates of CHI which provide for the purchase by the Company of a portfolio of medical office facilities from CHI, including the First Closing Properties (the “CHI Portfolio”). The Company expects to complete the acquisition of the remaining properties in the CHI Portfolio in one or more closings currently expected to occur in the second quarter of 2016. The Company expects to fund the remaining closings in a similar manner to the first closing, but there can be no assurance that any subsequent closings will occur, or of the timing of any such closing.

The following table lists information about the First Closing Properties:

Property		Location	Square Footage
Physicians Medical Center		Tacoma, WA	35,526
St. Joseph Medical Pavilion		Tacoma, WA	48,088
Jewish Medical Plaza I		Louisville, KY	59,586
Jewish Medical Plaza II		Louisville, KY	98,933
Jewish Medical Center East		Louisville, KY	211,236
Jewish Medical Center South		Shepherdsville, KY	47,980
Cardwell Professional Building		Lufkin, TX	43,044
Medical Arts Pavilion		Lufkin, TX	52,694
Lakeside Three Professional Center		Omaha, NE	20,939
Jewish OCC Condominium		Louisville, KY	137,932
St. Joseph Office Park Condominiums		Lexington, KY	174,225
Lexington Surgery Center		Lexington, KY	67,389
Hot Springs Village Office Building		Hot Springs Village, AR	29,850
Blandford Office Condominium		Little Rock, AR	13,640
Parkview Office Condominium		Little Rock, AR	29,816
Grand Island Specialty Clinic		Grand Island, NE	15,713
Midlands Two Professional Center		Papillion, NE	28,230
Thornton Neighborhood Health		Thornton, CO	10,700
Peak One ASC	(1)	Frisco, CO	11,120
Dacono Neighborhood Health		Dacono, CO	10,800
Memorial Outpatient Therapy Center		Lufkin, TX	21,432
St. Clare Medical Pavilion		Lakewood, WA	38,151
Franciscan Health Service & Garage		Tacoma, WA	49,443
St. Mary - Caritas Medical II		Louisville, KY	33,080
St. Mary - Caritas Medical III		Louisville, KY	33,524
St. Alexius - Minot Medical Plaza		Minot, ND	67,575
			1,390,646

(1)	“ASC” means Ambulatory Surgery Center.

The purchase agreements entered into on April 5, 2016 were filed as Exhibits 10.1 and 10.2 to the Company’s quarterly report on Form 10-Q for the period ended March 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2016, and are incorporated herein by reference.

Item 9.01.    Financial Statement and Exhibits.

(a) Financial Statements of Property Acquired.

To the extent required by this item, the Company will file the required historical financial statements required by Item 9.01(a) for the First Closing Properties under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibits

10.1
Purchase and Sale Agreement (Building Sale / Ground Lease Form), dated as of April 5, 2016, by and between the Seller Entities identified on Exhibit A thereto and Physicians Realty L.P. (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 6, 2016).

10.2
Purchase and Sale Agreement (Fee Simple Form), dated as of April 5, 2016, by and between the Seller Entities identified on Exhibit A thereto and Physicians Realty L.P. (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 6, 2016).

99.1	Press Release, dated May 12, 2016, issued by Physicians Realty Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2016	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Purchase and Sale Agreement (Building Sale / Ground Lease Form), dated as of April 5, 2016, by and between the Seller Entities identified on Exhibit A thereto and Physicians Realty L.P. (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 6, 2016).

10.2
Purchase and Sale Agreement (Fee Simple Form), dated as of April 5, 2016, by and between the Seller Entities identified on Exhibit A thereto and Physicians Realty L.P. (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 6, 2016).

99.1	Press Release, dated May 12, 2016, issued by Physicians Realty Trust.